UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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ALLIN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[GRAPHIC]

Allin Corporation

381 Mansfield Avenue

Suite 400

Pittsburgh, Pennsylvania 15220-2751

Notice of Annual Meeting of Stockholders

To be held May 15, 2003

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Allin Corporation (the “Company”) that will be held on Thursday, May 15, 2003 at 1:00 p.m. EDT, at the Company’s headquarters at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220, for the following purposes, as set forth in the accompanying proxy statement:

1.	To elect six directors.

2.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Board of Directors has established the close of business on March 31, 2003, as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement thereof.

YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Your proxy may be revoked by you at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.

By order of the Board of Directors,

/S/ DEAN C. PRASKACH
Dean C. Praskach
Secretary

April 9, 2003

Allin Corporation

Proxy Statement

General Information

This proxy statement is provided to the stockholders of Allin Corporation (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 15, 2003, at 1:00 p.m., EDT, at the Company’s headquarters at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220, and any adjournments or postponements thereof. A form of proxy is enclosed for use at the annual meeting. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The people named as proxies were selected by the Board of Directors and are presently members of executive management of the Company.

The Company’s executive offices are located at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, and its telephone number is (412) 928-8800. Proxy materials are first being mailed to stockholders beginning on or about April 11, 2003.

Shares Outstanding, Voting Rights and Vote Required

Only stockholders of record at the close of business on March 31, 2003 are entitled to vote at the annual meeting. The only voting stock of the Company outstanding and entitled to vote at the annual meeting is as follows: its Common Stock, par value $.01 per share (the “Common Stock”), of which 6,967,339 shares were outstanding as of the close of business on March 31, 2003, and its Series G Convertible Redeemable Preferred Stock, par value $.01 per share (the “Series G Preferred Stock”), of which 150 shares were outstanding as of the close of business on March 31, 2003. The holders of Series G Preferred Stock are entitled to vote with the holders of Common Stock together as a single class on all matters submitted for a vote of the holders of Common Stock that do not require a separate class vote of the holders of Common Stock under the Company’s Certificate of Incorporation or applicable law. Each share of Common Stock issued and outstanding is entitled to one vote on matters properly submitted at the annual meeting. Each share of Series G Preferred Stock issued and outstanding is entitled to 5,295 votes on matters properly submitted at the annual meeting.

The presence, in person or by proxy, of the holders of shares of Common Stock and Series G Preferred Stock entitled to cast a majority of the votes on the matters to be presented at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and properly executed broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulating votes cast on proposals presented to stockholders, whereas broker non-votes are not. Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspector appointed for the meeting.

Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the annual meeting and entitled to vote on the election of directors. That is, the six nominees receiving the greatest number of votes will be elected. If a quorum is present, abstentions and broker non-votes will have no effect on the voting for the election of directors.

Stockholders of record voting by proxy may revoke that proxy at any time before it is voted at the annual meeting by delivering written notice to the Secretary of the Company before the vote is taken at the annual meeting, by delivering a proxy bearing a later date before the vote is taken at the annual meeting or by attending the annual meeting in person and casting a ballot contrary to the previously granted proxy. Stockholders whose shares are held in “street name” by a broker and who have instructed the broker to vote the shares must follow the directions received from the broker as to how to change their vote. Stockholders whose shares are held in “street name” by a broker and who wish to vote in person at the annual meeting must first obtain a legal proxy from their broker.

The Board of Directors recommends voting FOR the election of all nominees named herein to the Board of Directors or for a substitute nominee if any of the nominees named herein becomes unable or unwilling to serve.

Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted FOR the election of the director nominees named herein and, on other matters presented for a vote, in accordance with the judgment of the person acting under the proxy. The people named as proxies were selected by the Board of Directors.

Election of Directors

(Proposal 1)

The Board of Directors of the Company currently consists of six members, five of whom are non-employee directors. The Chairman and Chief Executive Officer of the Company is a member of the Board. All directors are elected for a one-year term and hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified. All executive officers serve at the discretion of the Board and are elected by the Board each year.

The persons named below have been designated by the Board of Directors as nominees for election as directors, for terms expiring at the 2004 Annual Meeting of Stockholders. All nominees currently serve as directors of the Company. Ages are given as of March 31, 2003.

Richard W. Talarico, age 47, became Chairman of the Board and Chief Executive Officer of the Company in July 1996 and was appointed President of the Company in May 2002. He has also served as a director of Allin Interactive Corporation (“Allin Interactive”) since October 1994 and as Chairman of the Board and Chief Executive Officer of Allin Interactive since June 1996. Mr. Talarico served Allin Interactive in various other capacities, including Vice President of Finance from October 1994 to October 1995, President from October 1995 to June 1996 and Chief Financial Officer, Secretary and Treasurer from October 1994 to June 1996. Mr. Talarico has served as an officer and director of the Company’s other subsidiaries since their inception or acquisition by the Company. Mr. Talarico is a director and officer of The Hawthorne Group (“THG”), where he has been involved in numerous business ventures and has served in various financial and operating capacities since 1991. THG is a private investment and management company which invests through affiliates primarily in media and communications companies. Mr. Talarico also serves as a director of Wexford Health Sources, Inc., a provider of health and rehabilitation-related services.

Brian K. Blair, age 40, became a director of the Company in July 1996. Mr. Blair also served as Chief Operating Officer and Secretary of the Company from July 1996 until February 1998. Mr. Blair has served as a director of Allin Interactive since October 1994 and as a director of the Company’s other subsidiaries since their inception or acquisition by the Company. Mr. Blair also served as Vice President of Administration and Operations of Allin Interactive from October 1994 until June 1996 and as its President from June 1996 until February 1998. Mr. Blair currently serves as a director and President of Digital Media Corp., a video production and satellite communications company. Mr. Blair also currently is a director of Com-Tek Printing and Graphics, Inc., a commercial printing company. Mr. Blair served as President of Blair Haven Entertainment, Inc, doing business as Commercial Downlink, a provider of cable and closed circuit television services, from 1989 to 1998. From 1999 to 2002, Mr. Blair served as Chief Executive Officer of and as a director of Novair Media Corp., a niche market television media company.

Anthony L. Bucci, age 54, became a director of the Company in August 1998. Mr. Bucci is Chairman and Chief Executive Officer of MARC USA, Pennsylvania’s largest full-service marketing communications company. Mr. Bucci has served MARC USA in various capacities since 1970, including as President from September 1988 to February 1997, as Chief Executive Officer since March 1992 and as Chairman since February 1997. Mr. Bucci has supervised advertising and marketing for a range of clients in diverse industries, including specialty retailing, financial services, automotive, fashion, fast food, home centers, general merchandise and amusement parks.

William C. Kavan, age 52, became a director of the Company in July 1996 and has served as a director of Allin Interactive since October 1994. Mr. Kavan has also served as a director of certain of the Company’s other subsidiaries since their inception or acquisition by the Company. From 1980 to 2000, Mr. Kavan served as president of Berkely-Arm, Inc. (“Berkely”), the largest provider of revenue-generating passenger insurance programs for the cruise industry. Berkely has served various cruise line clients, including Carnival, Royal Caribbean, Princess and Norwegian. Mr. Kavan currently serves as a director of ten privately held businesses in diverse industries including restaurants, cleaning, digital photography, consumer products and insurance.

James S. Kelly, Jr., age 52, became a director of the Company in August 1998. Mr. Kelly founded KCS Computer Services, Inc. (“KCS”), now Allin Consulting of Pennsylvania, Inc., in 1985 and served as its President and Chief Executive Officer prior to its acquisition by the Company in August 1998. Following the acquisition of KCS, the

Company appointed Mr. Kelly as a director of the Company. Mr. Kelly was responsible for setting strategic direction for KCS, oversight of all KCS operations and direction of its finance and administration function. Mr. Kelly has been involved in the information technology field for over 25 years.

Anthony C. Vickers, age 53, became a Director of the Company in November 1999. Mr. Vickers founded IT Services Development (“ITSD”) in 1998 and has served as principal of ITSD since its inception. ITSD is a management consulting firm that assists clients with projects ranging from strategic planning to acquisitions and customer satisfaction surveys. From 1996 to 1998, Mr. Vickers served as Chairman of the Information Technology Services Division of the Information Technology Association of America, a technology industry association. Mr. Vickers also currently serves as a member of advisory boards for several entities, including the University of Southern California Integrated Media Systems Center (since November 1999), Technology Empowerment, Inc. (since September 2000), Blue Crane, Inc. (since November 2001) and Make Corp. (since January 2002). Mr. Vickers founded Computer People, a public information technology services organization, in 1972 and served as its Chief Executive Officer and President until November 1995 and as a director until March 1998. Mr. Vickers served as a director of PC Tutor Corporation, which provided computer training services to small and medium-sized businesses from 1998 to 2000. Mr. Vickers also served as a director of Computer Technology Associates, a provider of information technology services and E-government solutions to the federal and state governments, from January to October 2000, and as a member of the advisory board of Greenbrier & Russel, which specializes in E-business enabling, since August 1999.

There are no family relationships among the Company’s directors and executive officers. All directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors.

The Board of Directors Recommends a Vote FOR

The Election of the Above Named Nominees

If you do not wish your shares to be voted for particular nominees, you may so indicate on the proxy. If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes proposed by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the annual meeting. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

Meetings and Committees of the Board of Directors

The business affairs of the Company are managed under the direction of the Board of Directors. During 2002, the Company’s Board of Directors held five meetings and took action by unanimous written consent in lieu of meetings five times. In 2002, no incumbent director attended fewer than 75% of the total number of Board meetings and meetings of committees upon which he served during the period for which he served as a director.

The Board of Directors has established two committees, the Audit Committee and the Compensation Committee. The Board has no standing nominating committee.

The Audit Committee provides oversight of the financial reporting process and management’s responsibility for the integrity, accuracy and objectivity of financial reports and accounting and financial reporting and practices. The Audit Committee has the power to recommend the retention of the independent public accountants for the Company and to consult with such independent accountants concerning the plan of audit, their report of audit and the adequacy of internal controls. The Audit Committee met independently five times during 2002.

The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation and benefit policies and practices of the Company. The Compensation Committee is currently composed of two non-employee directors, Anthony L. Bucci and William C. Kavan. The Compensation Committee met and conferred with the other non-employee directors four times during 2002.

Audit Committee Report

The Audit Committee is currently composed of two non-employee directors, James S. Kelly, Jr. (Chairman) and Brian K. Blair. Each of Messrs. Kelly and Blair is “independent” as set forth in Nasdaq Marketplace Rule 4200. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached to the proxy statement relating to the Company’s 2001 Annual Meeting of Stockholders.

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with Hill, Barth & King LLC, the Company’s auditors for the fiscal year ended December 31, 2002, any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” and discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002 with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements, and the independent auditors have the responsibility for the examination of those financial statements.

Based on the above-mentioned review and discussion with management and the independent auditors, the Audit Committee recommended that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. Hill, Barth & King LLC recently notified the Company that it will be unable to serve as the Company’s independent auditors for the fiscal year ending December 31, 2003. The Audit Committee is in the process of locating and engaging a new independent auditor for the fiscal year ending December 31, 2003.

Respectfully Submitted,

James S. Kelly, Jr., Chairman

Brian K. Blair

Executive Officers

Information concerning Mr. Talarico, the Company’s Chairman and Chief Executive Officer, is included above in the biographic summaries of the nominees for director. Information with regard to the remaining executive officer of the Company who is not also a director follows:

Dean C. Praskach, age 45, has held the positions of Chief Financial Officer of the Company since May 1999, Secretary of the Company since March 1998 and Treasurer and Vice President-Finance of the Company since July 1997. Mr. Praskach is the Company’s principal financial and accounting officer. Mr. Praskach also served the Company as Director of Financial Planning from November 1996 to July 1997. Mr. Praskach has held the positions of Vice President-Finance and Treasurer of all of the Company’s subsidiaries since July 1997 or upon acquisition, if later, and was named Secretary of all of the Company’s subsidiaries in March 1998 or upon acquisition, if later. Mr. Praskach has served as a director of Allin Holdings since 1997. Mr. Praskach served both the Company and The Hawthorne Group, a Pittsburgh based venture capital firm, in a consulting capacity from February 1995 until joining the Company. From September 1989 through July 1994, he was employed at First Westinghouse Capital Corporation in various positions, where he was involved in equity and mezzanine financing of leveraged acquisitions.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning 2000, 2001 and 2002 compensation of the Chief Executive Officer and the other executive officer of the Company (collectively the “Named Executives”).

	Annual Compensation					Long Term Compensation (2)
Name and Principal Position	Year	Salary ($)		Bonus ($) (1)		Securities Underlying Options (#)
Richard W. Talarico Chief Executive Officer and President	2002 2001 2000	$ $ $	175,000 175,000 175,000	$ $	50,000 50,000 —	— 75,000 25,000

Dean C. Praskach Chief Financial Officer, Treasurer and Secretary	2002 2001 2000	$ $ $	145,000 145,000 140,625	$ $	50,000 25,000 —	— 30,000 6,250

(1) Bonuses were earned in the year indicated, but paid in the subsequent year.

(2) In 2001, stock appreciation rights related to an aggregate of 281,000 and 103,000 shares of Common Stock covered by options to purchase Common Stock granted prior to February 13, 2001 were granted to Mr. Talarico and Mr. Praskach, respectively. The stock appreciation rights granted to Mr. Talarico were pursuant to the terms of an employment agreement between Mr. Talarico and the Company entered into in January 2002. The term of the employment agreement was made retroactive to January 1, 2001 and, accordingly, the Company deems the stock appreciation rights to have been granted in 2001. During 2001, the employment agreement between the Company and Mr. Praskach was amended such that stock appreciation rights were granted. Such rights for each Named Executive will become effective in the event of termination of their employment, whether voluntary or involuntary, in conjunction with or within one year after the occurrence of a change in control of the Company, as defined in their respective employment agreements. For more information about the terms of the stock appreciation rights held by the Named Executives, see the discussion under “Employment Agreements” below.

Employment Agreements

On January 10, 2002, the Company entered into a new employment agreement with Mr. Talarico, which was made effective as of January 1, 2001, with a term continuing through December 31, 2003. The new agreement replaced the prior employment agreement between the Company and Mr. Talarico, which lapsed on May 15, 2001. The annual salary as set forth in the new employment agreement is $175,000, subject to permitted annual merit increases.

During the term of the employment agreement, Mr. Talarico is eligible to earn annual bonuses in accordance with annual bonus programs established for the Company by the Compensation Committee and approved by the Board of Directors. The payment of any annual bonus under any such program will be contingent upon the achievement of certain corporate and/or personal performance goals. The performance goals are approved by the Board of Directors and are designed to enhance stockholder value. To be eligible for a bonus for a particular year, Mr. Talarico must be employed by the Company on the last day of the calendar year for which the bonus is earned unless cessation of employment is due to death, disability (as defined in the agreement) or a change in control of the Company, or unless Mr. Talarico attained the performance goals for that year prior to year end. In the event of death or disability, a pro-rated portion of any bonus due will be awarded based on the performance of the Company annualized as of the date of cessation of employment. In the event of a change in control of the Company, Mr. Talarico will receive a single sum payment of $225,000, except that in the event the Company sells a significant portion, but not all, of its assets, Mr. Talarico will receive a portion of such sum as determined by the Board of Directors. A change in control is defined in the employment agreement as a sale of all or substantially all of the Company’s assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 1, 2001, owns or controls 40% or more of the outstanding Common Stock. The Board of Directors awarded a discretionary bonus of $50,000 to Mr. Talarico in respect of 2002 based on the bonus program established for 2002. The bonus awarded for 2002 was paid in March 2003.

The employment agreement contains restrictive covenants prohibiting Mr. Talarico from competing with the Company or soliciting the Company’s employees or customers for another business during the term of the agreement and for a period of two years after termination or the end of the employment term.

The employment agreement provides that Mr. Talarico will be eligible to participate in the Company’s various stock plans. The employment agreement with Mr. Talarico does not, however, specify any minimum number of options to be awarded during the term of the agreement. Options granted to Mr. Talarico prior to February 13, 2001 vested on May 15, 2001. There were no options awarded to Mr. Talarico in 2002 or subsequently.

The employment agreement provides that should Mr. Talarico’s employment by the Company be terminated without cause or in conjunction with or within one year after the occurrence of a change in control of the Company, Mr. Talarico will receive semi-monthly severance payments equal to the semi-monthly base salary payment which he was receiving immediately prior to such termination until the first anniversary of the date of termination. In the event of termination of employment, whether voluntary or involuntary, in conjunction with or within one year after the occurrence of a change in control of the Company, Mr. Talarico will also have the right to convert each of his vested options to purchase the Company’s Common Stock granted prior to February 13, 2001 into the right to receive cash in an amount equal to the difference between the fair market value of the Common Stock on the date the right is exercised and the exercise price of the option from which the right was converted. The rights may be exercised at any time prior to the final expiration date of Mr. Talarico’s options, notwithstanding the expiration of the options based on Mr. Talarico’s termination prior to such expiration date. In addition, Mr. Talarico’s options granted prior to February 13, 2001 will automatically convert into such rights immediately prior to the day such options would otherwise terminate based on termination of Mr. Talarico’s employment without cause or in connection with a change of control of the Company.

In June 2000, the Company entered into an employment agreement with Mr. Praskach, the term of which commenced June 23, 2000 and will continue through June 23, 2005. The Company and Mr. Praskach amended the employment agreement on February 13, 2001. Mr. Praskach’s current annual salary is $145,000. The employment agreement permits annual merit increases to salary. Mr. Praskach is also eligible to receive a discretionary bonus for any annual period subject to approval by the Board of Directors. A discretionary bonus of $50,000 in respect of 2002 was awarded to Mr. Praskach and was paid in March 2003.

The employment agreement contains restrictive covenants prohibiting Mr. Praskach from competing with the Company or soliciting the Company’s employees or customers for another business during the term of the agreement and for a period of eighteen months after termination or the end of the employment term.

Mr. Praskach is eligible to receive stock options as may be awarded from time to time and under terms similar to options awarded to other employees under the Company’s stock plans. The employment agreement with Mr. Praskach does not, however, specify any minimum number of options to be awarded during the term of the agreement. There were no grants of options to Mr. Praskach during 2002 or subsequently. Options granted to date to Mr. Praskach will vest, except as noted below, at a rate of 20% of each award on each of the first five anniversary dates of any award. Pursuant to the amendment to the employment agreement, options to acquire shares of Common Stock granted to Mr. Praskach under the Company’s Stock Plans prior to February 13, 2001 will, if not already vested, vest on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company’s assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 1, 2001, owns or controls 40% or more of the outstanding Common Stock.

The employment agreement also provides that Mr. Praskach will be entitled to receive for up to one year following termination of employment by the Company without cause, semi-monthly severance payments equal to the semi-monthly base salary payment which he was receiving immediately prior to such termination until the earlier of the first anniversary of the termination or the date on which Mr. Praskach obtains other full-time employment. In the event of termination of employment, whether voluntary or involuntary, in conjunction with or within one year after the occurrence of a change in control of the Company, Mr. Praskach will also be entitled to receive a bonus equal to his annual base salary at the time of termination and will have the right to convert each of his vested options to purchase the Company’s stock granted prior to February 13, 2001 into the right to receive cash in an amount equal to the difference between the fair market value of the stock on the date the right is exercised and the exercise price of the option from which the right was converted. The rights may be exercised at any time prior to the final expiration date of Mr. Praskach’s options, notwithstanding the expiration of the options based on Mr. Praskach’s termination prior to such expiration date. In addition, Mr. Praskach’s options granted prior to February 13, 2001 will automatically convert into such rights immediately prior to the day such options would otherwise terminate based on termination of Mr. Praskach’s employment in connection with a change of control of the Company.

Stock Plans

In October 1996, the Board of Directors adopted the 1996 Stock Plan, and in April 1997 the Board of Directors adopted the 1997 Stock Plan, which was approved by the Company’s stockholders in May 1997. The Board of Directors subsequently approved reissuance of forfeited option grants and restricted shares under the 1996 and 1997 Plans. In September 1998, the Board of Directors adopted the 1998 Stock Plan, which was approved by the Company’s stockholders in December 1998. The Board of Directors subsequently approved reissuance of forfeited shares under the 1998 Plan. In February 2000, the Board of Directors adopted the 2000 Stock Plan, which was approved by the Company’s stockholders in May 2000. All of the plans provide for awards of stock options, stock appreciation rights, restricted shares and restricted units to officers and other employees of the Company and its subsidiaries and to consultants and advisors (including non-employee directors) of the Company and its subsidiaries. The plans are administered by the Board of Directors which has broad discretion to determine the individuals entitled to participate in the plans and to prescribe conditions for eligibility such as the completion of a period of employment with the Company following an award. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including the award of stock options.

The number of shares that may be awarded under the Company’s 1996, 1997, 1998 and 2000 stock plans are 266,000, 300,000, 375,000 and 295,000, respectively. As of December 31, 2002, 43,899, 77,150, 133,752 and 62,250 shares remained available for future grants under the 1996, 1997, 1998 and 2000 Plans, respectively.

Option and Stock Appreciation Right Grants in Last Fiscal Year

During 2002, there were no grants of stock options or stock appreciation rights to the Named Executives.

Fiscal Year End Option and Related Stock Appreciation Right Values

The following table and its notes provide information concerning stock options and related stock appreciation rights held by the Named Executives at December 31, 2002. No options or related stock appreciation rights were exercised in 2002.

	Number of Securities Underlying Unexercised Options at Fiscal Year End (1)		Value of Unexercised In-the-Money Options at Fiscal Year End (1) (2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard W. Talarico	281,000	—	—	—
Dean C. Praskach	59,050	43,950	—	—

(1)	Based on the December 31, 2002 bid price per share of Common Stock of $0.20, as quoted on the OTC Bulletin Board, and the various option exercise prices per share, none of the options were in-the-money at December 31, 2002. The various exercise prices and expiration dates with respect to the stock options held by the Named Executives are as follows:

Name	Options (#)	Exercise Price	Expiration Date
Richard W. Talarico	21,000	$15.00	11/6/03
	100,000	$ 4.50	6/1/05
	60,000	$ 3.25	3/1/06
	15,000	$ 4.50	1/3/07
	10,000	$ 1.91	8/8/07
	75,000	$ 1.25	1/5/08

Name	Options (#)	Exercise Price	Expiration Date
Dean C. Praskach	5,000	$15.00	11/6/03
	2,000	$ 7.50	11/3/04
	7,500	$ 4.50	11/3/04
	23,500	$ 4.38	6/25/05
	18,750	$ 3.25	3/8/06
	10,000	$ 4.81	11/11/06
	6,250	$ 4.00	2/16/07
	30,000	$ 1.25	1/5/08

(2) Messrs. Talarico and Praskach were granted certain stock appreciation rights related to the options included in the table in footnote (1) above. The stock appreciation rights will only become effective upon conversion of the options. There is uncertainty as to whether the events that could result in conversion of the Named Executives’ options into stock appreciation rights, as described under Employment Agreements above, will occur at all or when they may occur. Accordingly, none of the stock appreciation rights were exercisable as of December 31, 2002. Due to these factors, no present values can be determined for stock appreciation rights separate from those estimated for the associated options. Since the exercise prices of the stock appreciation rights are identical to the exercise prices of the associated options, none of the stock appreciation rights were in-the-money at December 31, 2002.

Long-Term Incentive and Defined Benefit Plans

The Company does not have any long-term incentive or defined benefit plans.

Report of the Compensation Committee of the Board on Executive Compensation

The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and awards of stock options and other forms of incentive compensation. Anthony L. Bucci and William C. Kavan are currently members of the Compensation Committee. The Compensation Committee met and conferred with the other non-employee directors four times during 2002.

The Company’s compensation policies are intended to attract and retain people necessary to grow the business on a long-term basis, to encourage the creation and appreciation of stockholder value by providing incentives to employees to act as stockholders accountable for their own actions and the overall success of the Company, to link compensation levels to business results and to maintain an appropriate balance between base salary and short-and long-term compensation.

In determining the compensation of the Company’s Chief Executive Officer and its other executive officer, factors taken into account include the Company’s performance under business conditions prevailing in the Company’s lines of business, contributions made by, or expected to be made by, the specific executive officer, the business area for which such person is responsible and the compensation for other executives having similar background and experience.

The basic elements of each executive officer’s 2002 compensation were salary and incentive compensation in the form of a cash bonus. Executive officers are eligible to receive annual bonus payments, which the Compensation Committee believes should be tied to both short and long-term performance of the Company as well as financial performance for stockholders. The Compensation Committee believes that the current level of salary compensation for the Company’s executive officers is fair compared to companies of a similar size with publicly traded stock that are in similar markets. Although the price per share of the Company’s Common Stock remained low in 2002, at least in part, due to overall market conditions, the Compensation Committee recommended and oversaw the payment of cash bonuses to the senior executives of the Company. The Committee believes the cash bonuses were warranted based on the substantial backlog of work the Company was able to add during 2002 and the record earnings results that the Company produced in a difficult market environment.

It remains the Committee’s intention to continue to utilize forms of compensation for the Company’s executive officers that favor long-term incentives so that such executives may benefit from any increase in the total enterprise value of the organization.

Mr. Talarico became Chief Executive Officer of the Company at the time of its formation in July 1996. Although an Employment Agreement Mr. Talarico entered into in 1998 called for an increase in his annual base salary to $225,000 at the end of 1999, this increase was declined by Mr. Talarico at that time due to his belief that at the Company’s stage of development at the end of 1999, the resources were better utilized elsewhere. Mr. Talarico and the Company entered into a revised Employment Agreement in January 2002, which was made effective as of January 1, 2001, under which Mr. Talarico received a base salary of $175,000 during 2001 and is entitled to annual merit increases. Mr. Talarico’s base salary remained at $175,000 during the full year 2002. Mr. Talarico received a cash bonus payment of $50,000 in March 2003, which was recorded by the Company during 2002.

All employees of the Company and its subsidiaries, in addition to the Company’s executive officers, are eligible to participate in the Company’s 1996 Stock Plan, 1997 Stock Plan, 1998 Stock Plan and 2000 Stock Plan. As of March 28, 2003, 29 employees of the Company and its subsidiaries were participants under these plans.

Compensation Committee:

Anthony L. Bucci

William C. Kavan

Compensation of Directors

At the commencement of each year of service, each non-employee director is entitled to receive an option to acquire 5,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the date of the grant. The option grant will vest on the first anniversary of the date of the grant if the individual is serving as a director on that date. On February 7, 2002, Messrs. Blair, Bucci, Kavan, Kelly and Vickers each received a grant to acquire 5,000 shares of Common Stock, vesting one year from date of grant, at the exercise price of $0.18 per share. On January 6, 2003, Messrs. Bucci, Kavan, Kelly and Vickers each received a grant to acquire 5,000 shares of Common Stock, vesting one year from date of grant, at the exercise price of $0.20 per share. On February 19, 2003, Mr. Blair received a grant to acquire 5,000 shares of Common Stock, vesting one year from date of grant, at the exercise price of $0.23 per share.

Non-employee directors of the Company receive $2,500 for each Board of Directors meeting attended and $500 for each separate committee meeting attended on a date on which no full board meeting is held. Directors of the Company who are also employees do not receive additional compensation for attendance at Board and committee meetings. All directors are reimbursed for out-of-pocket expenses in connection with attendance at Board and committee meetings.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of William C. Kavan and Anthony L. Bucci.

Throughout 2002, the Company had an outstanding note payable, with interest fixed at 7% per annum, for $1,000,000 related to the Company’s 1996 acquisition of Allin Corporation of California. Until March 14, 2002, the note was due to Les D. Kent, the former sole shareholder of Allin Corporation of California, who was then a beneficial holder of greater than five percent of the Company’s Common Stock and who was formerly the President of the Company. On March 14, 2002, the Mr. Kent sold the note, including accrued interest of approximately $73,000, to Henry Posner, Jr. a beneficial holder of greater than five percent of the Company’s Common Stock. On April 15, 2002, Mr. Posner sold portions of the note and accrued interest to other parties related to the Company. Rosetta Capital Partners LP (“Rosetta”), an entity in which Thomas D. Wright, another beneficial holder of greater than five percent of the Company’s Common Stock, has an ownership interest purchased a $250,000 portion of the note payable and approximately $19,000 of accrued but unpaid interest. Churchill Group LLC (“Churchill”), an entity in which Mr. Kavan, a director and beneficial holder of greater than five percent of the Company’s Common Stock and a member of the Compensation Committee, has an ownership interest purchased a $41,667 portion of the note payable and approximately $3,000 of accrued but unpaid interest. Mr. Talarico, a director, executive officer and beneficial holder of greater than five percent of the Company’s Common Stock, purchased a $16,667 portion of the note payable and approximately $1,000 of accrued but unpaid interest. Mr. Praskach, an executive officer of the Company, purchased a $16,667 portion of the note payable and approximately $1,000 of accrued but unpaid interest. Interest expense related to this note was approximately $74,000 for the year ended December 31, 2002.

On March 14, 2002, Mr. Kent also sold all of the 1,000 outstanding shares of the Company’s Series F Convertible Redeemable Preferred Stock, approximately $55,000 of accrued but unpaid dividends related to the preferred stock, and

213,333 shares of the Company’s Common Stock to Mr. Posner. On April 15, 2002, Mr. Posner sold portions of the purchased financial instruments to same parties related to the Company as were sold portions of the note, as described above. Rosetta purchased 250 shares of Series F preferred stock, approximately $15,000 of accrued but unpaid dividends and 53,333 shares of Common Stock. Churchill purchased 41.67 shares of Series F preferred stock, approximately $2,000 of accrued but unpaid dividends and 8,889 shares of Common Stock. Mr. Talarico purchased 16.67 shares of Series F preferred stock, approximately $1,000 of accrued but unpaid dividends and 3,556 shares of Common Stock. Mr. Praskach purchased 16.67 shares of Series F preferred stock, approximately $1,000 of accrued but unpaid dividends and 3,555 shares of Common Stock. See Security Ownership of Certain Beneficial Owners and Security Ownership of Management below.

On December 29, 2000, Mr. Kavan, Mr. Talarico, Henry Posner, Jr., Thomas D. Wright and Dean C. Praskach purchased 10, 10, 113, 10 and 2 shares, respectively, of the Company’s Series G Convertible Redeemable Preferred Stock at a purchase price of $10,000 per Series G preferred share. In conjunction with the purchase of the Series G shares, Messrs. Kavan, Talarico, Posner, Wright and Praskach also received warrants to purchase 57,142, 57,142, 645,710, 57,142 and 11,428 shares, respectively, of the Company’s Common Stock at $1.75 per common share. If the Company does issue any shares of Common Stock upon conversion of the Series G preferred stock or upon exercise of the warrants, the holders of such shares, including Messrs. Kavan, Talarico, Posner, Wright and Praskach will have certain rights to require the Company to register the shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). See Security Ownership of Certain Beneficial Owners and Security Ownership of Management below.

Each of Messrs. Posner, Kavan, Talarico and Wright own shares of Series D preferred stock and related warrants. Messrs. Posner, Kavan, Talarico and Wright own 1,500, 750, 300 and 200 shares of Series D preferred stock, respectively. In conjunction with the purchase of the Series D shares, Messrs. Posner, Kavan, Talarico and Wright also received warrants to purchase 352,941, 176,471, 70,588 and 47,059 shares, respectively, of the Company’s Common Stock at $4.25 per common share. If the Company does issue any shares of Common Stock upon conversion of the Series D preferred stock or upon exercise of the warrants, the holders of such shares, including Messrs. Posner, Kavan, Talarico and Wright will have certain rights to require the Company to register the shares for resale under the Securities Act. See Security Ownership of Certain Beneficial Owners and Security Ownership of Management below.

Security Ownership of Certain Beneficial Owners

The following table presents certain information as of March 14, 2003 as to the beneficial ownership of the Common Stock of the Company by each person or entity who is known to the Company to beneficially own more than five percent of the outstanding Common Stock. Except as indicated, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them. The percentages in the table are rounded to the nearest tenth of a percent.

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Henry Posner, Jr. (2) 381 Mansfield Avenue, Suite 500 Pittsburgh, PA 15220	6,387,875	53.4%

Emanuel J. Friedman (3) 1001 19th Street North Arlington, VA 22209	1,594,677	22.9%

James S. Kelly, Jr. (4) 2406 Oak Hurst Court Murrysville, PA 15668	1,562,816	22.4%

Friedman, Billings, Ramsey Group, Inc. and Orkney Holdings, Inc. (5) 1001 19th Street North Arlington, VA 22209	1,499,677	21.5%

Richard W. Talarico (6) 381 Mansfield Avenue, Suite 400 Pittsburgh, PA 15220	880,871	11.4%

William C. Kavan (7) 117 Brixton Road Garden City, NY 11530	877,822	11.3%

Thomas D. Wright (8) 381 Mansfield Avenue, Suite 500 Pittsburgh, PA 15220	649,953	8.6%

(1)	The number of shares and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into Common Stock at the option of the holder currently or within 60 days of March 14, 2003, and that no other stockholder so converts. Each share of Series D Convertible Redeemable Preferred Stock may currently be converted into 276 shares of Common Stock. Each share of Series F Convertible Redeemable Preferred Stock may currently be converted into 508 shares of Common Stock. Each share of Series G Convertible Redeemable Preferred Stock may currently be converted into 28,571 shares of Common Stock. The number of shares of Common Stock that may be acquired on conversion of one share of any series of preferred stock does not include any fraction of a share of Common Stock as no fractional shares may be issued upon conversion. The aggregate numbers of shares of Common Stock that may be acquired by any individual upon conversion of any series of preferred stock do cumulate fractional shares, but exclude any remaining fractional share. Prior to any conversion, the holders of Series G preferred stock are entitled to 5,295 votes per share, and, generally, such stockholders will vote together with the holders of the Common Stock as a single class. Warrants issued in August 1998 and December 2000 may be exercised to purchase Common Stock at $4.25 and $1.75 per common share, respectively. Information is provided in the footnotes below for each holder as to the number of shares included in the table for conversion of securities.

(2)	Includes 1,301,087 shares of Common Stock held by Mr. Posner and 101,000 shares held in a trust and a family foundation of which Mr. Posner and his wife are trustees and with respect to which shares Mr. Posner shares voting and investment power. Does not include 1,000 shares owned by Mr. Posner’s wife and 2,000 shares held by trusts of which Mr. Posner’s wife is a trustee. Includes 998,655 shares of Common Stock which may be acquired by exercise of warrants. Mr. Posner owns 1,500 shares of Series D preferred stock. The number of shares indicated includes 415,225 shares of Common Stock for conversion of the Series D preferred stock. Mr. Posner owns 675 shares of Series F preferred stock. The table includes 343,337 shares of Common Stock for conversion of the Series F preferred stock. Mr. Posner owns 113 shares of Series G preferred stock. The table includes 3,228,571 shares of Common Stock for conversion of the Series G preferred stock.

(3)	As reported on Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2003, Mr. Friedman has sole voting and dispositive power with respect to 95,000 of these shares. Mr. Friedman may be deemed to indirectly beneficially own and share voting and dispositive power with respect to 1,499,677 shares directly owned by Friedman, Billings, Ramsey Group, Inc. (“FBRG”) by virtue of his control position as Chairman and Chief Executive Officer of FBRG. The number of shares assumes that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the Schedule 13G/A.

(4)	Includes 1,542,816 shares of Common Stock held by Mr. Kelly and 20,000 shares of Common Stock which may be acquired by exercise of options.

(5)	As reported on Schedule 13G/A filed with the SEC on February 14, 2003, Friedman, Billings, Ramsey Group, Inc. has sole voting and dispositive power with respect to the shares indicated. Each of Eric F. Billings, Emanuel J. Friedman and Orkney Holdings, Inc., a wholly-owned subsidiary of FBRG, share voting and dispositive power with respect to the shares. The number of shares assumes that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the Schedule 13G/A.

(6)	Includes 90,903 shares of Common Stock held by Mr. Talarico. Includes 4,000 shares of Common Stock held by Mr. Talarico’s son who shares the same household. Includes 281,000 shares of Common Stock which may be acquired by exercise of options within sixty days of March 14, 2003. Includes 127,732 shares of Common Stock which may be acquired by exercise of warrants. Mr. Talarico owns 300 shares of Series D preferred stock. The table includes 83,045 shares of Common Stock for conversion of the Series D preferred stock. Mr. Talarico owns 16.66 shares of Series F preferred stock. The table includes 8,477 shares of Common Stock for conversion of the Series F preferred stock. Mr. Talarico owns 10 shares of Series G preferred stock. The table includes 285,714 shares of Common Stock for conversion of the Series G preferred stock.

(7)	Includes 90,800 shares of Common Stock held by Mr. Kavan and 8,889 shares held by Churchill Group LLC (“Churchill”), an entity in which Mr. Kavan holds an ownership interest. Includes 30,000 shares of Common Stock which may be acquired by exercise of options within sixty days of March 14, 2003 and 233,614 shares of Common Stock which may be acquired by exercise of warrants. Mr. Kavan owns 750 shares of Series D preferred stock. The table includes 207,612 shares of Common Stock for conversion of the Series D preferred stock. Churchill owns 41.67 shares of Series F preferred stock. The table includes 21,193 shares of Common Stock for conversion of the Series F preferred stock. Mr. Kavan owns 10 shares of Series G preferred stock. The table includes 285,714 shares of Common Stock for conversion of the Series G preferred stock.

(8)	(8) Includes 24,181 shares of Common Stock held by Mr. Wright and 53,333 shares held by Rosetta Capital Partners LP (“Rosetta”), an entity of which Mr. Wright is a partner. Does not include 174,000 shares held by Mr. Wright’s spouse, 5,000 shares in her own name and 169,000 shares as trustee for various trusts. Includes 104,201 shares of Common Stock which may be acquired by exercise of warrants. Mr. Wright owns 200 shares of Series D preferred stock. The number of shares includes 55,363 shares of Common Stock for conversion of the Series D preferred stock. Rosetta owns 250 shares of Series F preferred stock. The number of shares includes 127,161 shares of Common Stock for conversion of the Series F preferred stock. Mr. Wright owns 10 shares of Series G preferred stock. The number of shares includes 285,714 shares of Common Stock for conversion of the Series G preferred stock.

Security Ownership of Management

The following table presents certain information as of March 14, 2003 as to the beneficial ownership of the Common Stock of the Company by (i) each director and Named Executive and (ii) all directors and executive officers as a group. Except as indicated, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them. The percentages in the table are rounded to the nearest tenth of a percent.

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Richard W. Talarico (2) 381 Mansfield Avenue, Suite 400 Pittsburgh, PA 15220	880,871	11.4%

Dean C. Praskach (3) 381 Mansfield Avenue, Suite 400 Pittsburgh, PA 15220	150,654	2.1%

Brian K. Blair 2498 Monterey Court Weston, FL 33327	164,570	2.4%

Anthony L. Bucci 4 Station Square Suite 500 Pittsburgh, PA 15219	23,500	*

William C. Kavan (4) 117 Brixton Road Garden City, NY 11530	877,822	11.3%

James S. Kelly, Jr. 2406 Oak Hurst Court Murrysville, PA 15668	1,562,816	22.4%

Anthony C. Vickers 1212 Via Zumaya Palos Verdes Estates, CA 90274	15,000	*

All directors and executive officers, as a group (7 persons)	3,675,233	42.0%

*	Less than one percent

(1)	The number of shares and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Exchange Act, and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into Common Stock at the option of the holder currently or within 60 days of March 14, 2003, and that no other stockholder so converts. The numbers and percentages of shares owned assume that options that are currently exercisable or exercisable within sixty days of March 14, 2003 had been exercised as follows: Mr. Talarico – 281,000 shares; Mr. Praskach – 70,050 shares, Mr. Kavan – 30,000 shares; Messrs. Blair, Bucci and Kelly – 20,000 shares each; Mr. Vickers – 15,000 shares, and all directors and executive officers as a group – 456,050 shares. The number of shares of the Company’s outstanding Common Stock held directly by directors and executive officers is as follows: Mr. Talarico – 90,903 shares, Mr. Praskach – 3,555 shares, Mr. Blair – 144,570 shares, Mr. Bucci – 3,500 shares, Mr. Kavan – 99,689 shares and Mr. Kelly – 1,542,816 shares. Each share of Series D Convertible Redeemable Preferred Stock may currently be converted into 276 shares of the Company’s Common Stock. Each share of Series F Convertible Redeemable Preferred Stock may currently be converted into 508 shares of Common Stock. Each share of Series G Convertible Redeemable Preferred Stock may currently be converted into 28,571 shares of Common Stock. The number of shares of Common Stock that may be acquired on conversion of one share of any series of preferred stock does not include any fraction of a share of Common Stock as no fractional shares may be issued upon conversion. The aggregate numbers of shares of Common Stock that may be acquired by any individual upon conversion of any series of preferred stock do cumulate fractional shares, but exclude any remaining fractional share. Shares of Series C Redeemable Preferred Stock are not convertible into shares of Common Stock. Prior to any conversion, the holders of Series G preferred stock are entitled to 5,295 votes per share, and, generally, such stockholders will vote together with the holders of the Common Stock as a single class. Warrants issued in August 1998 and December 2000 may be exercised to purchase Common Stock at $4.25 and $1.75 per common share, respectively. Information is provided in the footnotes below for each holder as to the number of shares included in the table for conversion of securities other than options for which information is given above in this footnote.

(2)	Includes 90,903 shares of Common Stock held by Mr. Talarico. Includes 4,000 shares of Common Stock held by Mr. Talarico’s son who shares the same household. Includes 127,732 shares of Common Stock which may be acquired by exercise of warrants. Mr. Talarico owns 300 shares of Series D preferred stock, representing 10.9% of the Series D preferred stock outstanding. The table includes 83,045 shares of Common Stock for conversion of the Series D preferred stock. Mr. Talarico owns 16.67 shares of Series F preferred stock, representing 1.7% of the Series F preferred stock outstanding. The table includes 8,477 shares of Common Stock for conversion of the Series F preferred stock. Mr. Talarico owns 10 shares of Series G preferred stock, representing 6.7% of the Series G preferred stock outstanding. The table includes 285,714 shares of Common Stock for conversion of the Series G preferred stock. Mr. Talarico also owns 588 shares of the Company’s Series C preferred stock, representing 2.4% of the Series C preferred stock outstanding.

(3)	Includes 3,555 shares of Common Stock held by Mr. Praskach. Includes 11,429 shares of Common Stock which may be acquired by exercise of warrants. Mr. Praskach owns 16.67 shares of Series F preferred stock, representing 1.7% of the Series F preferred stock outstanding. The table includes 8,477 shares of Common Stock for conversion of the Series F preferred stock. Mr. Praskach owns 2 shares of Series G preferred stock, representing 1.3% of the Series G preferred stock outstanding. The table includes 57,143 shares of Common Stock for conversion of the Series G preferred stock.

(4)	Includes 90,800 shares of Common Stock held by Mr. Kavan and 8,889 shares held by Churchill Group LLC (“Churchill”), an entity in which Mr. Kavan holds an ownership interest. Includes 233,614 shares of Common Stock which may be acquired by exercise of warrants. Mr. Kavan owns 750 shares of Series D preferred stock, representing 27.3% of the Series D preferred stock outstanding. The table includes 207,612 shares of Common Stock that may be acquired upon conversion of the Series D preferred stock. Churchill owns 41.67 shares of Series F preferred stock, representing 4.2% of the Series F preferred stock outstanding. The table includes 21,193 shares of Common Stock that may be acquired upon conversion of the Series F preferred stock. Mr. Kavan owns 10 shares of Series G preferred stock, representing 6.7% of the Series G preferred stock outstanding. The table includes 285,714 shares of Common Stock for conversion of the Series G preferred stock. Mr. Kavan also owns 12,000 shares of the Company’s Series C preferred stock, representing 48.0% of the Series C preferred stock outstanding.

Certain Relationships and Related Transactions

Arrangements Involving the Former Sole Stockholder of Allin Corporation of California

In October 2000, Allin Corporation of California sold rights to perform technical support services under certain contracts to Progent Corporation (“Progent”). Les D. Kent, formerly the sole shareholder of Allin Corporation of California prior to its acquisition by the Company in 1996, and until March 14, 2002 a beneficial holder of greater than five percent of the Company’s Common Stock, and formerly the President of the Company from 1998 to 1999, has an ownership interest in Progent. The sale was effective for services performed subsequent to December 31, 2000. Allin Corporation of California earns percentages of certain revenue realized by Progent during the period from January 1, 2001 through December 31, 2005, including fifteen percent of the contractual backlog for services remaining to be performed for contracts in place as of December 31, 2000, ten percent of any additional revenue derived from clients with contracts in place as of December 31, 2000, and five percent of any revenue earned from certain former clients of

Allin Corporation of California, as specified in the agreement. During 2002, Allin Corporation of California recognized revenue of approximately $30,000 associated with this agreement.

During the fiscal year ended December 31, 2002, Progent also provided certain technical consulting services to Allin Corporation of California. Fees charged for these services were approximately $5,000. The Company believes the fees were on terms substantially similar to those offered by Progent to unrelated parties.

Lease

Effective February 1, 1997, the Company entered into a five-year lease for office space with Executive Office Associates (“EOA”). Henry Posner, Jr., a beneficial holder of greater than five percent of the Company’s Common Stock, two of Mr. Posner’s sons and his spouse each own an indirect equity interest in EOA. The lease expired January 31, 2002. The Company’s rental payment was approximately $23,000 for January 2002, the final month of the lease. The Company believes that rental payments under the long-term lease were on terms as favorable to the Company as could have been obtained from an unrelated party. At the conclusion of the lease, management believed the Company’s Pittsburgh-based operations could effectively utilize a smaller space due to staff reductions in 2001. The Company’s landlord agreed to permit the Company to continue to occupy its present space on a month-to-month basis until such time as the landlord identifies an alternate tenant for the Company’s space. At that time, the Company will likely move to smaller space within the same building more commensurate with its needs. The Company’s rent expense has been reduced by approximately 51% under the new arrangement reflecting both its reduced requirements for space and real estate market conditions as of the beginning of 2002. Aggregate rental payments under the new arrangement were approximately $126,000 for the period from February to December 2002. Management believes the new arrangement benefits both parties as the Company has benefited from a rent reduction while deferring the cost and inconvenience of moving while the landlord has deferred the costs associated with buildout of new space for the Company.

Services and Products Provided to Related Parties

During the fiscal year ended December 31, 2002, Allin Network provided computer network consulting services to The Hawthorne Group, Inc. (“Hawthorne”). Richard W. Talarico, a director, executive officer and beneficial owner of greater than five percent of the Company’s Common Stock, is an officer and director of Hawthorne. Mr. Posner, two of Mr. Posner’s sons and Thomas D. Wright, a beneficial holder of greater than five percent of the Company’s Common Stock, are shareholders of Hawthorne. Fees charged Hawthorne were approximately $32,000 for the fiscal year ended December 31, 2002. Allin Network Products, Inc., a subsidiary of the Company (“Allin Network”), also sold approximately $1,000 of computer components to Hawthorne during the fiscal year ended December 31, 2002. The Company believes its fees and product charges are on terms substantially similar to those offered unrelated parties.

During the fiscal year ended December 31, 2002, Allin Network provided computer network consulting services to Business Records Management, Inc. (“BRM”). Mr. Wright is a shareholder of BRM. Fees charged BRM were approximately $38,000 for the fiscal year ended December 31, 2002. Allin Network also sold approximately $1,000 of computer components to BRM during the fiscal year ended December 31, 2002. The Company believes its fees and product charges are on terms substantially similar to those offered unrelated parties.

See Executive Compensation under the sub-heading Compensation Committee Interlocks and Insider Participation in this proxy statement for additional information on transactions with related parties.

Independent Public Accountants

The Board of Directors has not yet selected the independent public accountants to examine the financial statements of the Company and its subsidiaries for the year ending December 31, 2003. Hill, Barth & King LLC provided such services for the fiscal year ended December, 31 2002, and Arthur Andersen LLP provided such services for prior fiscal years. The Company has engaged Hill, Barth & King LLC to provide review services for the first quarter of 2003.

On March 29, 2002, the Company dismissed the accounting firm of Arthur Andersen LLP as independent accountants for the Company for the fiscal year ending December 31, 2002. The decision to change accountants was recommended by the Audit Committee of the Company’s Board of Directors and was approved by the Company’s full Board of Directors. The accountant’s reports on the financial statements for the fiscal years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, or a qualification regarding audit scope or accounting principles. In connection with the audit for these two fiscal years and since such time, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K (17 C.F.R. §229.304(a)(1)(v)) (“Reportable Events”), occurred during such period. In general, such Reportable Events relate to situations in which the accountant has raised unresolved issues relating to the fairness or reliability of the financial statements or of management’s representations or to the scope of the audit.

On April 4, 2002, the Company engaged the accounting firm of Hill, Barth & King LLC as independent accountants for the Company for the fiscal year ending December 31, 2002. This engagement was recommended by the Audit Committee of the Company’s Board of Directors and was approved by the Company’s full Board of Directors. During the fiscal years ended December 31, 2000 and December 31, 2001 and until the time of engagement, neither the Company nor anyone acting on its behalf consulted Hill, Barth & King LLC regarding the application of accounting principles to any transaction, the type of audit opinion that might be rendered on the Company’s financial statements, any matter that was the subject of a disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or a Reportable Event.

On April 2, 2003, Hill, Barth & King LLC notified the Company that it will not be able to serve as the Company’s independent auditors for the fiscal year ending December 31, 2003. Hill, Barth & King LLC has indicated that it will probably not register with the Public Company Accounting Oversight Board. Such registration is required by October 2003 for accountants serving as independent auditors for publicly owned companies. Hill, Barth & King LLC has, however, indicated that it will continue to provide review services for the first quarter of 2003. The Audit Committee of the Company’s Board of Directors is in the process of locating and engaging a new independent auditor for the fiscal year ending December 31, 2003.

The report of Hill, Barth & King LLC on the Company’s financial statements for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit for the most recent fiscal year and since such time, there have been no disagreements with Hill, Barth & King LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Hill, Barth & King LLC would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. In addition, no Reportable Events occurred during such period.

A representative of Hill, Barth & King LLC is expected to be present at the annual meeting for the purpose of making a statement, should he so desire, and to respond to appropriate questions. A representative of Arthur Andersen LLP is not expected to be present in person or available by telephone at the annual meeting.

Audit Fees

The aggregate fees billed for professional services rendered by Hill, Barth & King LLC for the audit of the Company’s annual financial statements for the year ended December 31, 2002 and the review of the financial statements included in the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission during 2002 were approximately $56,000.

Financial Information Systems Design and Implementation Fees

Hill, Barth & King LLC performed no services and billed no fees related to operating or supervising the operation of the Company’s information systems or local or wide area networks or for designing or implementing the Company’s financial information management systems during 2002.

All Other Fees

The aggregate fees billed for other services rendered to the Company by Hill, Barth & King LLC during 2002 were approximately $17,900, including tax preparation and advisory services, advisory services related to the Company’s stock option plans and audit services performed for the Company related to its 401(k) plan.

Auditor Independence

The Audit Committee of the Board of Directors believes that the non-audit services provided by Hill, Barth & King LLC were compatible with maintaining auditor’s independence. None of the time devoted by Hill, Barth & King LLC on its engagement to audit the Company’s financial statements for the year ended December 31, 2002, or any of the other engagements on which it worked during the calendar year 2002, is attributable to work performed by persons other than Hill, Barth & King LLC employees.

Other Information

Director Nominees

The Board of Directors will consider stockholder’s recommendations for nominees for election to the Board of Directors. Generally such nominations must be submitted in writing to the Secretary of the Company at the Company’s principal offices at least 60 days but not more than 90 days before an annual meeting, and the notice must provide information as required by the Company’s By-laws. A copy of these By-law requirements will be provided upon request in writing to the Secretary at the principal offices of the Company. This requirement does not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at the meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and any person who beneficially owns more than ten percent of the Company’s Common Stock to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on the review of the copies of such reports and written representations that no other reports were required during or with respect to the year ended December 31, 2002, all such Section 16(a) filing requirements were timely met.

Annual Report

The Company has enclosed its Annual Report for the year ended December 31, 2002 with this proxy statement, which includes the Company’s 2002 Annual Report to the SEC on Form 10-K, without exhibits. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Stockholder Proposals for the 2004 Annual Meeting

Any proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company, 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, no later than December 11, 2003 in order to be included in the proxy materials for such meeting. It is suggested that a proponent submit any proposal by Certified Mail – Return Receipt Requested to the Secretary of the Company. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company’s 2004 proxy materials.

Any stockholder proposal that is not submitted for inclusion in the proxy materials for the 2004 Annual Meeting of Stockholders, but is instead sought to be presented directly at the 2004 annual meeting must be submitted in writing to the Secretary of the Company at the Company’s principal offices no later than February 15, 2004, and the notice must provide information as required by the Company’s By-laws. A copy of these By-law requirements will be provided upon request in writing to the Secretary at the principal offices of the Company.

Other Matters

The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of Proxies

All costs and expenses of this solicitation, including the cost of preparing and mailing this proxy statement will be borne by the Company. In addition to the use of the mails, certain directors, officers and regular employees of the Company may solicit proxies personally, or by mail, telephone, facsimile, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting materials to each beneficial owner of stock held of record by them, and the Company will reimburse them for their expenses in doing so. The Company has engaged National City Bank to coordinate the solicitation of proxies by and through such holders. The anticipated cost of such services is approximately $3,000 plus reimbursement of expenses.

By order of the Board of Directors,

/s/ DEAN C. PRASKACH
Dean C. Praskach Secretary

April 9, 2003

PROXY	ALLIN CORPORATION	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Dean C. Praskach and Richard W. Talarico, each with the power of substitution, are hereby authorized to vote all stock of Allin Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Allin Corporation to be held on Thursday, May 15, 2003, and at any postponements or adjournments thereof as follows:

1.	Election of Directors:	FOR all nominees listed below	WITHHOLD AUTHORITY to
		(except as marked to the contrary below)	vote for all nominees listed below
		☐	☐

Nominees: Richard W. Talarico, Brian K. Blair, Anthony L. Bucci, William C. Kavan, James S. Kelly, Jr. and Anthony C. Vickers

A vote FOR all nominees is recommended by the Board of Directors

Instructions: To withhold authority for an individual nominee, draw a line through his name.

2.	In their discretion, on such other business as may properly come before the meeting.

(CONTINUED ON OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

Please sign this proxy exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or in another representative capacity, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:	, 2003

(Signature)

(Signature, if held jointly)

Please Mark, Sign, Date, and Return this Proxy Card Promptly Using the Enclosed Envelope.